EXHIBIT 99.1

                                 TEXT PROXY CARD



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                                  EXHIBIT 99.1
                         PEPPERMILL CAPITAL CORPORATION

                       WRITTEN CONSENT SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned hereby votes all shares of Common Stock, par value $.001 (the "Common Stock") of Peppermill Capital Corporation (the "Company"), which the undersigned is entitled to vote as follows, with respect to the following:

Item 1. Proposal to approve the merger of Varner Technologies, Inc., a Missouri corporation, into Peppermill Capital Corporation, a Nevada corporation, with the latter to be the surviving entity.

                   |_| FOR               |_| AGAINST         |_| ABSTAIN

Item 2. Proposal to approve an increase in the number of authorized shares of the Company's Capital Stock, to Six Hundred Million (600,000,000) shares of $.001 par value Common Stock; Ten Million (10,000,000) shares of $.001 par value Series A Preferred Stock and Ninety Million (90,000,000) shares of $.001 par value Series B Preferred Stock.

                   |_| FOR               |_| AGAINST         |_| ABSTAIN

Item 3. Proposal to approve the change of corporate name from Peppermill Capital Corporation to Varner Technologies, Inc.

                   |_| FOR               |_| AGAINST         |_| ABSTAIN

Item 4.        Proposal to approve Peppermill 2000 Stock Option Plan.

                   |_| FOR               |_| AGAINST         |_| ABSTAIN
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     THIS CONSENT, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF
THIS CONSENT DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ITEM 1, FOR ITEM 2, FOR ITEM 3 AND FOR ITEM 4.

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                                                        Signature of Stockholder

                                               Dated:_____________________, 2000

NOTE: Please date this consent and sign it exactly as your stock is held. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return the signed consent in the enclosed envelope.